EXHIBIT 5.1

Porter & Hedges, l.l.p.
ATTORNEYS AND COUNSELORS AT LAW
1000 MAIN, 36TH FLOOR
HOUSTON, TEXAS 77002-2764

MAILING ADDRESS:
TELECOPIER (713) 228-1331	P.O. BOX 4744
TELEPHONE (713) 226-6000	HOUSTON, TX 77210-4744

May 9, 2005

PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508

Gentlemen:

      We have acted as counsel to PetroQuest Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an aggregate of 2,152,692 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), which may be offered and sold from time to time by selling stockholders of the Company.

      We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

      Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the 2,152,692 shares of Common Stock to be offered and sold pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

      We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that this Firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PORTER & HEDGES, L.L.P.

PORTER & HEDGES, L.L.P.